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                                                                    EXHIBIT 10.2






                           ELOYALTY VENTURES, L.L.C.

                              OPERATING AGREEMENT







                           DATED AS OF JULY 21, 2000



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                                TABLE OF CONTENTS


                                                                            PAGE


ARTICLE 1    DEFINED TERMS.....................................................1

ARTICLE 2    ORGANIZATIONAL MATTERS............................................4

      2.1    Formation of Company..............................................4

      2.2    Name..............................................................4

      2.3    Principal Office and Registered Agent.............................5

      2.4    Term..............................................................5

ARTICLE 3    PURPOSE...........................................................5

      3.1    Purpose and Business..............................................5

      3.2    Powers............................................................5

ARTICLE 4    CAPITAL CONTRIBUTIONS.............................................5

      4.1    Capital Contributions of the Members..............................5

      4.2    Additional Funding................................................6

      4.3    Withdrawal of Capital.............................................6

      4.4    Additional Capital Contributions..................................6

      4.5    Interest on Capital Contributions.................................6

      4.6    Additional Offerings of Company Interest..........................6

      4.7    Enforcement of Capital Call.......................................6

ARTICLE 5    DISTRIBUTIONS.....................................................7

      5.1    Distribution Policy...............................................7

      5.2    Non-Cash Distributions............................................8

      5.3    Amounts Withheld..................................................8

      5.4    Distributions Upon Liquidation....................................8

ARTICLE 6    ALLOCATIONS.......................................................8

      6.1    Allocations of Profits and Losses - General.......................8

      6.2    Book/Tax Differences..............................................9

      6.3    Nonrecourse Debt Allocations......................................9

      6.4    Limitation on Loss Allocations; Qualified Income Offset...........9

      6.5    Transfer During Year..............................................9

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                                TABLE OF CONTENTS

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ARTICLE 7    MANAGEMENT AND OPERATIONS OF BUSINESS............................10

      7.1    Powers of Managers...............................................10

      7.2    Officers.........................................................11

      7.3    Major Decisions..................................................12

      7.4    Investment Committee.............................................12

      7.5    Interpretation of Rights and Duties of Members, Members of the
                Investment Committee, Managers and Authorized Officers........13

      7.6    Meetings of and Actions by Members...............................14

      7.7    Certificate of Formation.........................................14

      7.8    Indemnification..................................................14

      7.9    Liability of Certain Parties.....................................16

      7.10   Other Matters Concerning the Managers............................16

      7.11   Title to Company Assets..........................................16

      7.12   Reliance by Third Parties........................................16

      7.13   Covenants Regarding Operations; Investment Restrictions..........17

ARTICLE 8    RIGHTS AND OBLIGATIONS OF MEMBERS................................18

      8.1    Limitation of Liability..........................................18

      8.2    Management of Business...........................................18

      8.3    Return of Capital................................................18

      8.4    Rights of Members Relating to the Company........................19

      8.5    Confidentiality Obligation of Members............................19

      8.6    Waiver of Action.................................................19

ARTICLE 9    BOOKS, RECORDS, ACCOUNTING AND REPORTS...........................19

      9.1    Records and Accounting...........................................19

      9.2    Fiscal Year......................................................20

      9.3    Reports..........................................................20

ARTICLE 10   TAX MATTERS......................................................20

      10.1   Preparation of Tax Returns.......................................20

      10.2   Tax Elections....................................................20

      10.3   Tax Matters Partner..............................................20

      10.4   Withholding......................................................21
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                                TABLE OF CONTENTS

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ARTICLE 11   TRANSFER OF COMPANY INTERESTS....................................22

      11.1   Transfer of Company Interests....................................22

ARTICLE 12   ADMISSION OF MEMBERS.............................................23

      12.1   Admission of Substituted or Additional Members...................23

      12.2   Amendment of Agreement and Certificate of Formation..............23

ARTICLE 13   DISSOLUTION AND LIQUIDATION......................................23

      13.1   Dissolution......................................................23

      13.2   Winding Up.......................................................24

      13.3   Compliance with Timing Requirements of Regulations...............24

      13.4   Rights of Members................................................25

      13.5   Documentation of Liquidation.....................................25

      13.6   Reasonable Time for Winding-Up...................................25

      13.7   Liability of the Liquidator......................................25

      13.8   Waiver of Partition..............................................26

ARTICLE 14   AMENDMENT OF OPERATING AGREEMENT.................................26

      14.1   Amendments.......................................................26

ARTICLE 15   GENERAL PROVISIONS...............................................26

      15.1   Power of Attorney................................................26

      15.2   Addresses and Notice.............................................27

      15.3   Titles and Captions..............................................27

      15.4   Pronouns and Plurals.............................................27

      15.5   Further Action...................................................27

      15.6   Binding Effect...................................................28

      15.7   Creditors........................................................28

      15.8   Waiver...........................................................28

      15.9   No Agency........................................................28

      15.10  Entire Understanding.............................................28

      15.11  Counterparts.....................................................28
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      15.12  Applicable Law...................................................28

      15.13  Invalidity of Provisions.........................................28

      15.14  Securities Law Representations, Warranties and Agreements........29

      15.15  Co-Investment....................................................29

      15.16  Freedom to Pursue Opportunities, Etc.............................30
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                            ELOYALTY VENTURES, L.L.C.
                               OPERATING AGREEMENT


         THIS OPERATING AGREEMENT (the "AGREEMENT"), dated as of ___________, 2000, is entered into by and among the undersigned parties.

                                   WITNESSETH

         WHEREAS, eLoyalty Ventures, L.L.C., a Delaware limited liability company (the "COMPANY") was formed pursuant to that certain Certificate of Formation dated May 18, 2000 and filed with the Office of the Secretary of State of Delaware on May 18, 2000.

         WHEREAS, the undersigned parties desire to enter into this Operating Agreement to set forth the agreement among the parties as more fully hereinafter set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

                                   ARTICLE 1

                                  DEFINED TERMS

         Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

         "ACT" means Delaware Limited  Liability  Company Act, 6 Del.
C. Section 18-101, et seq., as it may be amended from time to time (or any corresponding provisions of succeeding law).

         "AFFILIATE" means, with respect to any Person, any Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

         "AGREEMENT" means this Operating Agreement, as it may be amended, supplemented or restated from time to time.

         "AUTHORIZED OFFICER" means any officer of the Company that is designated an "authorized officer" by the Managers pursuant to Section 7.2 hereof.

          "CAPITAL ACCOUNT" means the Capital Account maintained for a Member in accordance with the provisions of Regulations section 1.704-1(b)(2)(iv).

         "CAPITAL COMMITMENT" A Member's Capital Commitment shall mean the aggregate amount that such Member has agreed to contribute to the capital of the Company, including his, her or its initial Capital Contribution, as set forth opposite the Member's name Exhibit A hereto, as amended from time to time.

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         "CAPITAL CONTRIBUTION" means, with respect to any Member, any cash or cash equivalents that such Member contributes to the Company.

         "CERTIFICATE" means the Certificate of Formation of the Company filed in the Office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

         "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "COMMITTED CAPITAL" The Company's Committed Capital shall equal the sum of the aggregate Capital Commitments of all Members.

         "COMPANY" means eLoyalty Ventures, L.L.C.

         "COMPANY INTEREST" means an ownership interest in the Company of a Member, and includes any and all benefits to which the holder of such a Company Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by ownership of voting securities, by contract or otherwise.

          "FAIR MARKET VALUE" shall be determined as follows with respect to any assets owned by the Company: (a) securities that are listed on a recognized securities exchange or on the NASDAQ National Market System shall be valued at the last sale price, regular way, or if no such sale takes place, the average of the closing bid and asked prices, regular way, as reported on the exchange where such securities are primarily traded for the latest trading day ended prior to the date of determination; and (b) all other assets shall be valued by the Managers (with approval by the Investment Committee) at fair market value in such manner as the Managers may reasonably determine. In determining the appropriate fair market value for assets pursuant to clause (b) above, the Managers shall consider all factors, information and data deemed in the judgment of the Managers to be pertinent, which factors, information and data may include any of the following: purchase cost, estimates of liquidation value, projected cash flow, investment risk, over-the-counter price quotes, prices received in recent private placements of securities of the same issuer and prices recently received by comparable companies in the same or similar industries.

         "INDEMNITEES" means the Managers, members of the Investment Committee and, if designated by the Managers, other officers or employees of the Company.

         "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

         "INVESTMENT COMMITTEE" has the meaning set forth in 7.4.

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          "INVESTMENT EXPENSES" means all costs and expenses attributable to acquiring, holding and disposing of the Company's investments, including without limitation all accounting, auditing, consulting, legal and other fees and expenses, financing commitment fees, finders fees, appraisal costs and printing costs incurred with respect to investment and disposition opportunities of the Company, whether or not such opportunities are consummated.

         "LIQUIDATING EVENT(S)" has the meaning set forth in Section 13.1 hereof.

         "LIQUIDATOR" means the Managers or, in the event there are no Managers, any Person selected by the Investment Committee, as set forth in Section 13.2(a) hereof.

         "MAJORITY" means Members holding a majority of the Company Interests held by such class.

          "MANAGER" means such Person or Persons who shall have the powers and duties described in Section 7.1.

         "MEMBER" or "MEMBERS" means the Persons identified as Members on Exhibit A hereto, as the same may be amended from time to time.

         "OFFER" means a written offer made in good faith by a Person unrelated to the Member receiving the offer and having sufficient financial resources to purchase the Company Interests specified in the offer on the terms and conditions stated therein, provided that (a) the name and residence and business address of the offeror are stated in the offer, (b) the purchase price and all other material terms and conditions for the purchase are stated in the offer, and (c) the offer is accompanied by a deposit in the form of a certified or cashier's check in an amount equal to not less than five percent (5%) of the proposed purchase price.

         "OPERATING EXPENSES" means all reasonable operating costs and expenses (other than Start-Up Expenses, Investment Expenses, debt service expenses, litigation expenses (including without limitation all settlement costs), and indemnification payments) relating to the Company's activities, investments and business, including without limitation (i) ordinary overhead and operating administrative expenses of the Company incurred in connection with maintaining and operating its office, including salaries and other compensation, rent, utilities, routine office equipment and liability and other insurance premiums,
(ii) travel, lodging, meals and related expenses and other out-of-pocket fees and expenses incurred by or on behalf of the Company or the Investment Committee relating to investment and disposition opportunities for the Company whether or not consummated, (iii) accounting, auditing, consulting, escrow, custodial, legal and other fees and expenses, including expenses associated with the preparation of the Company's financial statements and tax returns, (iv) expenses of the Managers, Investment Committee and Member meetings, (v) the cost of any insurance obtained pursuant to Section 7.1(b)(ix) hereof, and (vi) any taxes, fees and other governmental charges levied against the Company.

         "PERSON" means an individual or a corporation, partnership, trust, limited liability company, unincorporated organization, association or other entity.

         "PRIME RATE" means the rate of interest published from time to time by The Wall Street Journal as the "prime rate" at large U.S. money center banks.

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         "REGULATIONS" means the income tax regulations promulgated under the
Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "SECURITIES ACT" means the Securities Act of 1933, as it may be amended from time to time.

         "SPECIFIED PRICE" means (a) with respect to any proposed voluntary Transfer by a Member pursuant to an Offer, the purchase price stated in such Offer, and (b) with respect to any involuntary Transfer by a Member (e.g., due to death or bankruptcy), the fair market value as of the date of the involuntary Transfer of such Company Interests (determined as the amount such Member would receive as a liquidating distribution under Section 13.2 if the Company sold all of its assets at their respective Fair Market Values and liquidated), as reasonably calculated by the Managers.

         "START-UP EXPENSES" means all expenses incurred (whether prior to or after the date of this Agreement) during the period ending twelve (12) months after the date of this Agreement by or on behalf of the Company in connection with the formation and start-up of the Company, and the admission of the Members, including without limitation legal and accounting fees and expenses, reasonable finders' fees, initial employee costs (including employment agency fees and relocation reimbursements), costs of obtaining and furnishing the Company's office (including furniture, fixture and equipment costs and leasing costs), marketing costs and offering costs.

         "TRANSFER" means a sale, assignment, transfer, gift, hypothecation or encumbrance.

                                   ARTICLE 2

                             ORGANIZATIONAL MATTERS

2.1      FORMATION OF COMPANY

         The Company was formed upon the filing of the Certificate with the Secretary of State of the State of Delaware. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Company Interests of each Member shall be personal property for all purposes.

2.2      NAME

         The name of the Company is eLoyalty Ventures, L.L.C. The Company's business may be conducted under any other name or names deemed advisable by the Managers. The words "Limited Liability Company," "L.L.C.," "LLC," or similar words or letters shall be included in the Company's name where necessary for purposes of complying with the laws of any jurisdiction that so requires.


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2.3      PRINCIPAL OFFICE AND REGISTERED AGENT

         The initial principal office of the Company is Two Conway Park, 150 Field Drive, Lake Forest, Illinois 60045, or such other place as the Managers may from time to time designate by notice to the Members. The registered agent of the Company is CorpAmerica, Inc., 30 Old Rudnick Lane, Dover, Delaware 19901. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managers deem advisable.

2.4      TERM

         The term of the Company commenced upon filing of the Certificate in the Office of the Secretary of State of Delaware, and shall continue until July 15, 2010, unless it is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

                                   ARTICLE 3

                                     PURPOSE

3.1      PURPOSE AND BUSINESS

         The purpose and nature of the business to be conducted by the Company is to (a) invest in the securities of early stage companies in the internet and technology sectors, and primarily in electronic Customer Relationship Management software companies and (b) engage in any other lawful activities determined by the Investment Committee to be necessary or advisable in furtherance of the foregoing.

3.2      POWERS

         Subject to all of the terms, covenants, conditions and limitations contained in this Agreement, the Company shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, desirable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and provide guarantees in connection with a borrowing by or other transaction involving an entity in which the Company has a direct or indirect interest.

                                   ARTICLE 4

                             CAPITAL CONTRIBUTIONS

4.1      CAPITAL CONTRIBUTIONS OF THE MEMBERS

                  Each Member has contributed in cash to the Company the initial Capital Contribution in the amount set forth opposite his, her or its name on Exhibit A hereto. Thereafter, each Member shall contribute capital to the Company in accordance with such Member's Capital Commitment at such times and in such amounts as determined by the Investment Committee upon ten (10) business days' prior written notice.

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4.2      ADDITIONAL FUNDING

         Subject to the restrictions set forth below and in Section 7.13, if the Company requires funds for any Company purpose in excess of any other funds determined by the Managers to be available to the Company, the Managers (i) may cause the Company to borrow such funds from third parties, (ii) may cause the Company to borrow such funds from one or more Members (including the Managers) on terms that are commercially reasonable as determined by the Managers in their reasonable discretion, (iii) may obtain such funds through additional Capital Contributions from one or more existing Members or (iv) may obtain such funds from additional Members as provided in Section 4.6 hereof. Notwithstanding the foregoing, as more fully set forth in Section 7.3 of the Agreement, the following actions by the Managers shall require the prior approval of the Investment Committee: (a) causing the Company to borrow money, whether on a secured or an unsecured basis, if the total borrowings (including guarantees) of the Company would exceed thirty-five percent (35%) of the aggregate Fair Market Value of the assets of the Company, and (b) selling additional Company Interests.

4.3      WITHDRAWAL OF CAPITAL

         A Member shall not be entitled to withdraw any part of such Member's Capital Account or to receive any distribution from the Company, except as provided in this Agreement.

4.4      ADDITIONAL CAPITAL CONTRIBUTIONS

         No Member shall be required to make any additional Capital Contribution after contributing its aggregate Capital Commitment.

4.5      INTEREST ON CAPITAL CONTRIBUTIONS

         No interest shall be due from the Company on any Capital Contribution of any Member.

4.6      ADDITIONAL OFFERINGS OF COMPANY INTEREST

         The Managers, with the consent of the Investment Committee, shall have the authority to issue additional Company Interests upon such terms and conditions (including, without limitation, voting rights and provisions for repayment of Capital Contributions) as are determined by the Managers, provided that (1) the additional Company Interests shall be issued at a price that is no less than a fair market price for such Company Interests (as determined by the Managers, with advice from the Investment Committee), and (2) the additional Company Interests shall dilute all existing Company Interests on a pro rata basis and each existing Member's Capital Account shall be adjusted to equal the Fair Market Value of such Company Interests.

4.7      ENFORCEMENT OF CAPITAL CALL

                  (a) The Company shall be entitled to enforce the obligations of each Member to make the Capital Contributions specified in paragraph 4.1 above, and the Company shall have all rights and remedies available at law or in equity in the event that any such Capital Contribution is not made. If any legal proceedings relating to the failure of a Member to make

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such a Capital Contribution are commenced, such Member shall pay all costs and expenses incurred by the Company, including attorneys' fees, in connections with such proceedings.

                  (b) Additionally, should any Member fail to make any of Capital Contributions pursuant to paragraph 4.1, such Member shall be in default, and the Managers shall take the following actions:

                      (i) Notice of default (the "DEFAULT NOTICE") from the Company shall be transmitted to the defaulting Member by certified or registered mail, with a copy by first class mail and such Default Notice shall be deemed effectively given three (3) days after deposit in any United States mail box. The Default Notice shall (i) describe in reasonable detail the nature of the default, and (ii) the potential Forfeiture (as defined below) pursuant to this subparagraph 4.7(b).

                      (ii) The defaulting Member will have thirty (30) days (the "GRACE PERIOD") after the deemed receipt of the Default Notice to remit to the Company the payment in cash; provided, however, that in extraordinary circumstances, in the Managers' sole discretion, alternative payment schedules may be agreed to in writing by the Managers and the defaulting Member.

                      (iii) If the full amount of such contribution is not received by the Company by the expiration of the Grace Period, each Member hereby agrees that as liquidated and agreed current damages to the non-defaulting Members for such default (it being agreed that it would be difficult to fix the actual damages to such non-defaulting Members), the defaulting Member's Capital Account shall be reduced (but not below zero) by fifty percent (50%), which amount shall thereupon become unrestricted funds of the Company and shall be allocated pro rata to and among the respective Capital Accounts of the non-defaulting Members in such proportion as the Capital Account of each such non-defaulting Member then bears to the sum of the Capital Accounts of all non-defaulting Members (the "FORFEITURE"). If the imposition of this reduction in the defaulting Member's Capital Account would reduce the balance of such account below zero (0), the amount by which such account would be reduced below zero shall be applied whenever the balance in such account next becomes positive. Upon the Forfeiture, such Member shall be relieved of any further obligations to make Capital Contributions pursuant to paragraph 4.1 and the Managers may, in their sole discretion, allow the non-defaulting Members to increase the amount of their capital contributions, proportionately based on their respective Membership Interests, up to the aggregate amount relieved from the defaulting Member.

                                   ARTICLE 5

                                  DISTRIBUTIONS

5.1      DISTRIBUTION POLICY

         The Managers may, subject to Investment Committee approval, make distributions of cash or securities to the Members at any time or from time to time to all Members in proportion to their respective Capital Accounts. In addition, the Company will use reasonable efforts, after the end of each fiscal year during the original term of the Company, to make a distribution to

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each Member equal to the excess, if any of (a) the aggregate state and federal income tax liability such Member would have incurred as a result of such Member's ownership of an interest in the Company for all prior fiscal years, calculated as if (i) such Member were a natural person resident in the State of Delaware and taxable at the maximum rates provided for under applicable federal and Delaware state income tax laws, and (ii) allocations of income and loss from the Member were the sole source of income and loss for such Member, over (b) all prior cash distributions made pursuant to Section 5.1; provided that the Managers shall not be required to make any such distribution if in the Managers' reasonable determination cash reserves are inadequate for such purpose in view of identifiable Company expenses and projected investment activities.

5.2      NON-CASH DISTRIBUTIONS

         In the event of any non-cash distribution pursuant to Section 5.1 above or Section 5.4 below, the Managers shall, to the greatest extent practicable, for any such distribution (a) distribute to the Members property of the same type, and (b) if cash and other property are to be distributed simultaneously, distribute such cash and other property in the same proportion to each Member, except to the extent a disproportionate distribution of such property is necessary to avoid distributing fractional shares. Any property distributed in kind to the Members shall be treated for all purposes under this Agreement as if it were sold for cash in an amount equal to its Fair Market Value.

5.3      AMOUNTS WITHHELD

         All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to a Member shall be treated as an advance on amounts distributed to such Member pursuant to Section 5.1 for all purposes under this Agreement.

5.4      DISTRIBUTIONS UPON LIQUIDATION

         Liquidating proceeds shall be distributed to the Members in accordance with Section 13.2.

                                   ARTICLE 6

                                   ALLOCATIONS

6.1      ALLOCATIONS OF PROFITS AND LOSSES - GENERAL

         The terms "net profits" and "net losses" of the Company shall mean the net profits or net losses of the Company as determined for federal income tax reporting purposes in accordance with Regulations section 1.704-1(b)(2)(iv). After giving effect to the special allocations set forth below in this Article 6, the Company's net profits and all other items of income and gain and net losses and other items of loss and deduction shall be allocated among the Members in proportion to their respective Capital Commitment.

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6.2      BOOK/TAX DIFFERENCES

         Notwithstanding anything to the contrary contained in this Article 6, any portion of any income, gain, loss or deduction with respect to property contributed to the Company by a Member (or revalued by the Company pursuant to Regulations section 1.704-1(b)(2)(iv)(f)) shall be allocated among the Members in accordance with Code section 704(c) and Regulations section 1.704-3 so as to take account of the variation, if any, between the adjusted tax basis of such property to the Company and its fair market value at the time of the contribution (or revaluation), provided, however, that allocations to Members under this Section 6.2 shall not affect a Member's Capital Account to the extent such amounts have previously been reflected in such Capital Account.

6.3      NONRECOURSE DEBT ALLOCATIONS

         Notwithstanding anything to the contrary contained above in this
Article 6, the Company shall comply with Regulations section 1.704-2, as amended, with respect to the allocation of deductions and the chargeback of minimum gain on nonrecourse debts of the Company. For purposes of allocating Company nonrecourse liabilities among the Members pursuant to Regulations section 1.752-3, the Members' interests in Company profits shall be determined based on their respective Company Interests.

6.4      LIMITATION ON LOSS ALLOCATIONS; QUALIFIED INCOME OFFSET

         Notwithstanding anything to the contrary contained in Section 6.1 hereof, no Member shall be allocated net losses that would cause or increase a deficit balance in his, her or its Capital Account in excess of any actual or deemed obligation of such Member to restore deficits (as defined in Regulations section 1.704-1(b)(2)(ii)(c)). If any Member shall receive with respect to the Company an adjustment, allocation or distribution in the nature described in Regulations section 1.704-1(b)(2)(ii)(d)(4)-(6) which causes or increases a deficit in such Member's Capital Account in excess of any actual or deemed obligation of such Member to restore deficits (as defined in Regulations section 1.704-1(b)(2)(ii)(c)), such Member shall be allocated items of income and gain in an amount and manner as will eliminate such deficit balance as quickly as possible; it being intended that this Section 6.4 shall constitute a "qualified income offset" within the meaning of Regulations section 1.704-1(b)(2)(ii)(d)(3). Any allocations made under this Section 6.4 shall be taken into account in making allocations under Section 6.1 above so that, to the extent possible, and to the extent permitted by the Regulations, the cumulative allocations of net profits, net losses and other items and allocations under
Section 6.1 and this Section 6.4 to each Member shall be equal to the net amount that would have been allocated to each Member if the allocations under this
Section 6.4 had not been made.

6.5      TRANSFER DURING YEAR

         In the event of the transfer of all or any part of a Company Interest (in accordance with the provisions of this Agreement) at any time other than the end of a fiscal year, the share of income or loss (in respect of the Company Interests so transferred) shall be allocated between the transferor and the transferee in the same ratio as the number of days in such fiscal year before and after such transfer. The provisions of this Section 6.5 shall not apply to any profit or loss

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

attributable to a sale or other disposition of all or substantially all of the Company's assets, or to other extraordinary non-recurring items. Such profit and loss shall be allocated to the owner of the Company Interests as of the date of closing of the sale or other disposition, or, with respect to other extraordinary non-recurring items, the date the profit is realized or the loss is incurred, as the case may be.

                                   ARTICLE 7

                      MANAGEMENT AND OPERATIONS OF BUSINESS

7.1      POWERS OF MANAGERS

         (a) The Managers shall be appointed by the consent of the Members. The Members agree that the initial Manager shall be Sarah Faux. A second Manager will be appointed by the consent of the Members as soon as practicable. Managers may be removed by the Investment Committee or the Members for any reason or no reason with thirty (30) days written notice. Managers may resign at any time by giving thirty (30) days written notice to the Investment Committee. Any such removal or resignation of any Manager shall not affect any employment agreement between the Manager and eLoyalty Corporation.

         (b) Except as otherwise expressly provided in this Agreement, including without limitation the provisions of Section 7.3 of the Agreement, which require the prior approval of the Investment Committee for certain actions, all management powers over the business and affairs of the Company shall be vested in the Managers. Any conflict between the Managers shall be resolved by a majority of members of the Investment Committee. Subject to the terms of this Agreement and to limitations imposed by law, including, without limiting the foregoing, the Act, and provided the same shall not be prohibited under this Agreement, the Managers shall have full power and authority to do all things and perform all acts specified in this Agreement or otherwise deemed necessary or desirable by it to conduct the business of the Company, to exercise all Company powers set forth in Section 3.2 hereof and to effectuate the Company purposes set forth in Section 3.1 hereof, including, without limitation, the full power to:

             (i) sell, transfer, assign or otherwise dispose of all or any portion of the assets of the Company (including a sale or other disposition of all of the Company assets which is effectuated in the form of a sale and conveyance of all the Company Interests), provided that a sale, transfer or other disposition of all or substantially all of the assets of the Company shall require the prior approval of the Investment Committee in accordance with
Section 7.3(b)(iii) hereof;

             (ii) employ executive, management or other agents, administrative or secretarial personnel or other persons necessary for the operation, management or development of the Company as the Managers deem necessary or appropriate;

             (iii) cause the Company to establish and maintain working capital reserves in such amounts as the Managers deem necessary or appropriate from time to time;

             (iv) except as prohibited in Section 7.14(e), in furtherance of the Company's purposes and business, borrow money, whether on a secured or unsecured basis, and/or guarantee the indebtedness of other entities in which the Company has an ownership interest;

             (v) enter into transactions with an Affiliate of a Member or Investment Committee member, provided that the price and other terms of such transactions are fair to the Company and are not less favorable to the Company than those generally prevailing with respect to comparable transactions;

             (vi) execute and deliver such documents on behalf of the Company as the Managers may deem necessary or desirable for the Company's business, including, without limitation, guaranties and indemnities;

             (vii) perform, or cause to be performed, all of the Company's obligations under any agreement to which the Company is a party;

             (viii) retain or engage attorneys and accountants, to the extent such professional services are required during the term of the Company;

             (ix) cause the Company to obtain and maintain liability insurance for one or more of the Indemnitees hereunder, but only if the Managers determine in their sole discretion to obtain such insurance;

             (x) open and maintain bank accounts for the Company's funds and make short-term investments of the Company's funds prior to the Company's investment in other entities;

             (xi) cause the Company to enter into a merger or consolidation with any other Person or participate in a tax-free roll-up or convert, by merger or otherwise, into a Code Subchapter C corporation or any other type of entity merger, provided that the prior approval of the Investment Committee shall be required in accordance with Section 7.3(b)(iv) hereof;

             (xii) incur Start-Up Expenses, Operating Expenses, Investment Expenses, debt service costs, litigation costs (including without limitation all settlement costs), and indemnification costs; and

             (xiii) do any act which is necessary or desirable to carry out any of the foregoing.

7.2      OFFICERS

(A) DESIGNATION OF OFFICERS. The Managers may delegate the powers, authorities and duties reserved to them as set forth in Section 7.1 of this Agreement to such Persons (each an "AUTHORIZED OFFICER") as the Managers may determine. The Managers shall have the authority to remove any Authorized Officer of the Company at any time for any reason or for no reason.

7.3      MAJOR DECISIONS

         (a) SELECTION OF MANAGERS. The Managers shall be appointed by consent of a majority of the Investment Committee.

         (b) INVESTMENT COMMITTEE APPROVAL. Notwithstanding the provisions of Section 7.1, without the prior approval of the Investment Committee, the Managers shall not:

                  (i)      accept property as a Capital Contribution;

                  (ii) invest in the securities of any companies on behalf of the Company;

                  (iii) sell, transfer or otherwise dispose of all or substantially all of the assets of the Company;

                  (iv) merge or consolidate with any other Person or participate in a tax-free roll-up or convert, by merger or otherwise, into a Code Subchapter C corporation or any other type of entity;

                  (v) amend, modify, waive, cancel or consent to any amendment, modification, waiver or cancellation of this Agreement (except as set forth in Section 14.1(c) hereof);

                  (vi)     liquidate or wind up the Company;

                  (vii) grant to any Member or other third party who brings an investment opportunity to the Company, or who takes an active role in the management or development of any investment opportunity for the Company, a separate participation right in the investment opportunity through a direct or indirect ownership interest (either through investment or options) in the investment opportunity;

                  (viii) enter into transactions with an Affiliate of a Manager;

                  (ix) except as prohibited in Section 7.14(e), borrow money (including without limitation a guarantee of indebtedness), whether on a secured or an unsecured basis, if the total borrowings (including guarantees) of the Company would exceed thirty-five percent (35%) of the aggregate Fair Market Value of the assets of the Company; and

                  (x) sell additional Company Interests of the Company other than as permitted in Section 4.6 above.

7.4      INVESTMENT COMMITTEE

         (a) The Members shall appoint an Investment Committee of not more than seven (7) members. Each Member that holds at least a fifteen percent (15%) Company Interest shall be entitled to appoint one member to the Investment Committee. Any decision to remove a member of the Investment Committee or to fill any vacancy created by the resignation or death of a member of the Investment Committee shall be made by the Member that appointed such member of the Investment Committee pursuant to this Section 7.4(a). The appointed member of eLoyalty Employee Investors, L.L.C. will be appointed by eLoyalty Corporation. No more than one (1) member of the Investment Committee may be an employee of eLoyalty Corporation. The Members agree that the initial members of the Investment Committee will be Ed Brakeman, Kelly Conway, Tench Coxe and Jay Hoag.

         (b) The Investment Committee will have the ultimate responsibility for investment strategy and investment decisions and will approve all proposed investments to be made by the Company. The Investment Committee will exercise any and all voting and other rights associated with the Company's ownership interest in any entity. At least a majority of the Investment Committee will review and approve all portfolio valuations and investments made by the Company.

         (c) The presence, in person or by conference telephone or other similar communications equipment of a majority of the members of the Investment Committee shall constitute a quorum for the transaction of business of the Investment Committee. Except as otherwise expressly required by statute, the Certificate of Formation, as amended from time to time, or this Agreement, the act of a majority of the members of the Investment Committee present at a meeting at which a quorum is present shall be the act of the Investment Committee. The Company shall reimburse each Investment Committee member for his or her reasonable out-of-pocket expenses incurred in connection with attending the Investment Committee meetings.

7.5 INTERPRETATION OF RIGHTS AND DUTIES OF MEMBERS, MEMBERS OF THE INVESTMENT COMMITTEE, MANAGERS AND AUTHORIZED OFFICERS

         To the fullest extent permitted by the Act and other applicable law, and to the extent not inconsistent with the specific provisions of this Agreement or the Certificate, it is the intention and agreement of the parties that:

         (a) The Members in their respective capacities as such shall have the rights, powers, authority, duties and responsibilities (if any) of stockholders of a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL").

         (b) Without limiting the powers of the Managers as set forth in
Section 7.1 hereof, the Managers of the Company shall have the statutory and customary rights, powers, authority, duties and responsibility ("OFFICER POWERS") of officers of a corporation organized and existing under DGCL and, to the extent that such Officer Powers are delegated to an Authorized Officer of the Company, such Authorized Officer in his or her capacity as such shall have the statutory and customary rights, powers, authority, duties and responsibilities of an officer with a similar title of a corporation organized and existing under the DGCL. The members of the Investment Committee hereby delegate to each officer of the Company such rights, powers and authority with respect to the management of the business and affairs of the Company as may be necessary or advisable to effectuate the provisions of this Section 7.6.

7.6      MEETINGS OF AND ACTIONS BY MEMBERS

         (a) DATE, TIME AND PLACE OF MEETINGS OF MEMBERS. Annual meetings of Members shall be held at such date, time and place as the Managers may fix from time to time.

         (b) POWER TO CALL MEETINGS. Meetings of the Members may be called by the Managers or the holders of a Majority of the Company Interests.

         (c) NOTICE OF MEETING. Written notice of a meeting of Members shall be sent or otherwise given to each Member not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted.

         (d) MANNER OF GIVING NOTICE. Notice of any meeting of Members shall be given in the manner prescribed by Section 15.2 hereof.

         (e) ACTION AT A MEETING. A quorum for the conducting of business at a meeting of the Members shall consist of a Majority of the Members. The consent of a Majority of the Members shall be required for any action to be taken by the Members at a meeting.

         (f) ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken is signed and delivered to the Company by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action at a meeting were present and voted.

         (g) TELEPHONIC PARTICIPATION BY MEMBER AT MEETINGS. Members may participate in any Members' meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the Meeting.

7.7      CERTIFICATE OF FORMATION

         To the extent that such action is determined by the Managers to be necessary or appropriate, the Company shall file amendments to and restatements of the Certificate and do all things necessary or appropriate to maintain the Company as a limited liability company under the laws of the State of Delaware and each other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 8.4(a) hereof, the Managers shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managers shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the continuation, qualification and operation of a limited liability company in the State of Delaware and any other jurisdiction in which the Company may elect to do business or own property.

7.8      INDEMNIFICATION

         (a) The Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceedings and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.

         (b) The right to indemnification conferred in this Section 7.8 shall be a contract right and shall include the right of each Indemnitee to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of (i) a written affirmation of the Indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Company pursuant to this Section 7.8 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it shall ultimately be determined that the standard of conduct has not been met.

         (c) The Company may purchase and maintain insurance, at its expense, on its own behalf and on behalf of any Indemnitee and of such other Persons as the Managers shall determine, against any liability (including expenses) that may be asserted against and incurred by such Person in connection with the Company's activities pursuant to this Agreement, whether or not the Company would have the power to indemnify such Person against such liability under the terms of this Agreement. In addition, the Company may enter into indemnification agreements with one or more of the Indemnitees pursuant to which the Company shall agree to indemnify such Indemnitee(s) to the fullest extent permitted by law, and advance to such Indemnitee(s) all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

         (d) In no event may an Indemnitee subject any Member to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (e) An Indemnitee shall not be denied indemnification in whole or in part pursuant to this Section 7.8 because such Indemnitee has an interest in the transaction to which the indemnification relates if the transaction otherwise was permitted by the terms of this Agreement.

         (f) The provisions of this Section 7.8 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators, and shall not be deemed to create any rights for the benefit of any other Person. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations of the Company's liability to any Indemnitee under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.9      LIABILITY OF CERTAIN PARTIES

         (a) Notwithstanding anything to the contrary set forth in this Agreement, no Manager, Member or Investment Committee Member, nor any officer, employee or agent of the Company acting in such capacity shall be liable for monetary damages to the Company or any Members for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission unless such Person acted in bad faith.

         (b) The Managers may exercise any of the powers granted to them by this Agreement and perform any of the duties imposed upon them hereunder either directly or by or through their officers, employees, and agents. The Managers shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managers in good faith.

        (c) Any amendment, modification or repeal of this Section 7.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any Person to the Company and the other Members under this Section 7.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.10     OTHER MATTERS CONCERNING THE MANAGERS

         (a) The Managers and each Authorized Officer of the Company may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by him, her or it to be genuine and to have been signed or presented by the proper party or parties.

         (b) The Managers and any Authorized Officer may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by the Managers or any Authorized Officer, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the Managers or any Authorized Officer reasonably believe to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith.

7.11     TITLE TO COMPANY ASSETS

         Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets shall be held in the name of the Company.

7.12     RELIANCE BY THIRD PARTIES

         Any Person dealing with the Company shall be entitled to assume that the Managers or any Authorized Officer have full power and authority to acquire, sell or otherwise deal with the assets of the Company and to enter into any contracts on behalf of the Company. Each and every certificate, document or other instrument executed on behalf of the Company by the Managers or any Authorized Officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

7.13     COVENANTS REGARDING OPERATIONS; INVESTMENT RESTRICTIONS

         (a) The Company shall use reasonable best efforts not to engage in any activities which could cause the Company to be engaged in a trade or business any income of which would (i) be taxable to any tax-exempt Member (or any tax-exempt partner or member of a Member) as "unrelated business taxable income" within the meaning of sections 511-514 of the Code, or (ii) be treated by any foreign Member (or any foreign partner or member of a Member) as income effectively connected with a United States trade or business under sections 871(a)or 881(a) of the Code.

         (b) The Company will not invest in the securities of any portfolio company if the ownership of such securities would cause the Company to be treated as engaged in a trade or business any income from which would (i) be taxable to any tax-exempt Member (or any tax-exempt partner or member of a Member) as "unrelated business taxable income" within the meaning of sections 511-514 of the Code, or (ii) be treated by any foreign Member (or any foreign partner or member of a Member) as income effectively connected with a United States trade or business under sections 871(a) or 881(a) of the Code.

         (c) The Company shall use its reasonable best efforts to ensure that all of its gross income is from dividends, interest, and capital gains and losses from the disposition of property, and rents and royalties, but only such rents and royalties as are excluded, pursuant to sections 512(b)(2) and (3) of the Code in calculating unrelated business taxable income to ensure that (a) the Company will not constitute a "business enterprise" for purposes of the excess business holdings provisions of section 4943 of the Code, and (b) no tax-exempt Member, or any member or partner of any Member, shall be deemed to have unrelated business taxable income. The Company shall use its reasonable best efforts to ensure that the Company not enter into any transaction that would constitute participation by the Company or any Member in a "prohibited transaction" under section 4975 of the Code or in an "excess benefit transaction" under section 4958 of the Code. In no event shall this Section 7.13(c) be interpreted as preventing (or limiting in any respect) the Managers or the Company from participating in those activities that are customarily associated with the acquisition, holding of capital appreciation, and sale or distribution by a professionally managed investment fund of portfolio company securities, including taking an active role in founding or serving on the boards of directors of portfolio companies.

         (d) The Company will use its reasonable best efforts to conduct the affairs of the Company so as to avoid having the Company treated as engaged in a trade or business within the United States for purposes of sections 875, 882, 884, and 1446 of the Code, so as to avoid any Member (or any partner or member of a Member) realizing gain or loss treated as effectively connected with a U.S. trade or business under section 897 of the Code and so as to avoid "effectively connected income" within the meaning of section 864 of the Code. In no event shall this Section 7.13(d) be interpreted as preventing (or limiting in any respect) the Manager or the Company from participating in those activities that are customarily associated with the acquisition, holding of capital appreciation, and sale or distribution by a professionally managed investment fund of portfolio company securities, including taking an active role in founding or serving on the boards of directors of portfolio companies.

         (e) The Company shall not borrow money or otherwise incur indebtedness, or guaranty indebtedness of portfolio companies in if in the judgement of the Managers, based upon advice of counsel, the Members would be required to recognize unrelated debt-financed income under section 514 of the Code as a result thereof.

         (f) In the event that the Company's activities or investments give rise to any income which would be taxable to any tax-exempt Member (or any tax-exempt partner or member of a Member) as "unrelated business taxable income" within the meaning of sections 511-514 of the Code, the Company shall furnish to such Member as soon as practicable following the Company's awareness of such event, all information regarding such income as may be reasonably requested by such Member for the preparation of reports to its partners or members and its Federal income tax return.

                                   ARTICLE 8

                        RIGHTS AND OBLIGATIONS OF MEMBERS

8.1      LIMITATION OF LIABILITY

         The Members shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

8.2      MANAGEMENT OF BUSINESS

         No Member (other than a Member acting in the capacity of a Manager or an officer, employee or agent of the Company) shall take part in the operation, management or control (within the meaning of the Act) of the Company's business, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by any Manager or any officer, employee or agent of the Company, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Members under this Agreement.

8.3      RETURN OF CAPITAL

         No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. No Member shall have priority over any other Member either as to the return of Capital Contributions or, except to the extent otherwise expressly provided in this Agreement, as to profits, losses or distributions.

8.4      RIGHTS OF MEMBERS RELATING TO THE COMPANY

         (a) In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.4(b) hereof, each Member shall have the right, for a purpose reasonably related to such Member's interest as a Member in the Company, upon written demand with a statement of the purpose of such demand and at such Member's own expense, to obtain from the Company the information set forth in Section 18-305 of the Act; provided, however, that the Managers may require, as a condition of providing such information to the Member, that the Member confirm in writing to the Managers that all such information will be held in strictest confidence and no distribution of such information will be made.

         (b) Notwithstanding any other provision of this Section 8.4, the Managers may keep confidential from the Members, for such period of time as the Managers determine in their sole and absolute discretion to be reasonable, any information that (i) the Managers believe to be in the nature of trade secrets or other information the disclosure of which the Managers in good faith believe is not in the best interests of the Company, or (ii) the Company is required by law or by agreements with other parties to keep confidential.

8.5      CONFIDENTIALITY OBLIGATION OF MEMBERS

         Any information received by a Member from any Manager, orally or in writing, that such Manager indicates is nonpublic and needs to remain confidential (including, but not limited to, information that the Company is required by law or by agreements with other parties to keep confidential or information that prevents the Company from trading while the information remains nonpublic) shall be treated as confidential by such Member until such Member is advised by such Manager that any such restriction is no longer applicable. Each Member recognizes the importance of this confidentiality obligation to the Company and the other Members. Each Member acknowledges that this Agreement is proprietary to the Company and shall be kept confidential and not disclosed to any party, except that each Member may provide a copy of the Agreement to his, her or its attorneys, accountants, and other advisors so long as such advisors agree that the Agreement shall be kept confidential and not disclosed to other parties.

8.6      WAIVER OF ACTION

         Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for breach of fiduciary duty with respect to the actions of the Managers and the Investment Committee unless such person or persons acted in bad faith.

                                   ARTICLE 9

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

9.1      RECORDS AND ACCOUNTING

         The Managers shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company's business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 8.4 hereof.

9.2      FISCAL YEAR

         The fiscal year of the Company shall be the calendar year.

9.3      REPORTS

         The Managers shall cause to be provided to the Members (i) annual reports, which shall include audited financial statements and summaries of the operations and investments of the Company, (ii) unaudited quarterly financial statements and summaries of the operations and investments of the Company, and
(iii) information necessary for inclusion on each Member's tax return.

                                   ARTICLE 10

                                   TAX MATTERS

10.1     PREPARATION OF TAX RETURNS

         The Managers shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for federal, state and local income tax purposes, and the delivery to the Members of all tax information reasonably required by the Members for federal, state and local income tax reporting purposes.

10.2     TAX ELECTIONS

         The Managers shall, in their sole and absolute discretion, determine whether to make any available election (including, without limitation, the election under section 754 of the Code) or choose any available reporting method pursuant to the Code or state or local tax law. The Managers shall in their sole and absolute discretion have the right to seek to revoke any such election (including, without limitation, the election under section 754 of the Code) or change any reporting method.

10.3     TAX MATTERS PARTNER

         (a) Sarah Faux shall be the initial "tax matters partner" of the Company for federal income tax purposes. Pursuant to section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Company, the tax matters partner shall furnish the IRS with the name, address and profits interest of each of the Members, provided that such information is provided to the Company by the Members.

         (b)      The tax matters partner is authorized, but not required:

                  (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Member (x) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Member or (y) who is a "notice partner" (as defined in section 6231 of the Code) or a member of a "notice group" (as defined in section 6223(b)(2) of the Code);

                  (ii) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "FINAL ADJUSTMENT") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company's principal place of business is located;

                  (iii) to intervene in any action brought by any other Member for judicial review of a final adjustment;

                  (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                  (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

                  (vi) to take any other action on behalf of the Members of the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification set forth in
Section 7.8 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

         (c) The tax matters partner shall receive no compensation for his or her services as tax partner. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder.

10.4     WITHHOLDING

         Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local, or foreign taxes that the Managers determine that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such

Member within fifteen (15) days after notice from the Managers that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to the Member, or (ii) the Managers determine, in their sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member's Company Interests to secure such Member's obligation to pay to the Company any amounts required to be paid pursuant to this Section 10.4 and agrees to take such actions as the Managers shall request in order to perfect or enforce the security interest created hereunder. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 10.4 when due (i.e., fifteen (15) days after demand), the Company may exercise any and all rights and remedies the Company may have against such Member, including foreclosing on its security interest and/or instituting a lawsuit to collect the unpaid amount (together with interest thereon from the date such amount is due (i.e., fifteen (15) days after demand) calculated at five (5) percentage points over the Prime Rate, but not in excess of the highest rate permitted by law).

                                   ARTICLE 11

                          TRANSFER OF COMPANY INTERESTS

11.1     TRANSFER OF COMPANY INTERESTS

         (a) VOLUNTARY TRANSFERS. No Member may Transfer his, her or its Company Interests unless the Investment Committee in its discretion consents to such Transfer. Such consent by the Investment Committee will not be unreasonably withheld. The Investment Committee shall determine any Transfer restrictions (including without limitation "tag-along" restrictions) on the Company Interests.

         (b) INVOLUNTARY TRANSFERS. Upon any involuntary Transfer of a Company Interest (e.g., due to death or dissolution), the Member or his, her or its personal representative shall promptly send written notice thereof to the Company. The Investment Committee shall determine any Transfer restrictions on the Company Interests.

                  (i) Notwithstanding anything to the contrary contained above in this Section 11.1, no Transfer of a Company Interest may be made to any Person that lacks the legal right, power or capacity to own a Company Interest. In addition, no Transfer of a Company Interest may be made unless the transferring Member provides evidence satisfactory to the Investment Committee that such Transfer is being made in compliance with all applicable federal and state securities laws and regulations.

                  (ii) Notwithstanding anything to the contrary contained above in this Section 11.1, the Investment Committee shall have the authority to impose additional limits on Transfers of Company Interests to the extent that the Investment Committee deems such limitations to be necessary or desirable in order to ensure that the Company will not be treated as a "publicly traded partnership" within the meaning of Code section 7704 and the Regulations issued thereunder or become subject to registration under the Investment Company Act of 1940, as amended.

                                   ARTICLE 12

                              ADMISSION OF MEMBERS

12.1     ADMISSION OF SUBSTITUTED OR ADDITIONAL MEMBERS

         No Person not a Member on the date of this Agreement shall become a Member here-under under any of the provisions hereof unless such Person shall expressly assume and agree to be bound by all of the terms and conditions of this Agreement. Each such Person shall also cause to be delivered to the Company, at his, her or its sole cost and expense such documents or instruments as may be required in the discretion of the Investment Committee in order to effect such Person's admission as an additional Member. Upon compliance with all provisions hereof applicable to such Person becoming a Member, all other Members agree to execute and deliver such amendments hereto as are necessary to constitute such person or entity a Member of the Company. Any transferee of a Company Interest that has not been admitted as a substituted Member shall be an "assignee," entitled only to allocations of net profits, net losses and other tax items of the Company and to distributions from the Company, and shall not be entitled to vote or participate in the affairs and management of the Company. The Company Interests of any assignee shall be deemed to be voted on all matters in the same proportion as the remaining Company Interests in such class of Company Interests were voted.

12.2     AMENDMENT OF AGREEMENT AND CERTIFICATE OF FORMATION

         For the admission to the Company of any Member in accordance with the provisions of this Agreement, the Managers shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate.

                                   ARTICLE 13

                           DISSOLUTION AND LIQUIDATION

13.1     DISSOLUTION

         The Company shall not be dissolved by the withdrawal of any Member or by the admission of any additional or substituted Member in accordance with the terms of this Agreement. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("LIQUIDATING EVENTS"):

         (a) July 15, 2010, subject to an extension of up to three (3) years by the Company for the limited purpose of holding and liquidating illiquid securities then in the Company's portfolio;

         (b) an election to dissolve the Company made in writing by the Managers; provided, however, that the Managers shall obtain the prior approval of the Members prior to making any such election;

         (c) entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act; or

         (d) the sale of all or substantially all of the assets and properties of the Company, unless the Investment Committee elects to continue the Company business for the purpose of the receipt and the collection of indebtedness or the collection of other consideration to be received in exchange for the assets of the Company (which activities shall be deemed to be part of the winding up of the Company).

13.2     WINDING UP

         Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Managers (or, in the event there is no Manager, any Person selected by the Investment Committee) (the "LIQUIDATOR") shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and property. The Company property shall be liquidated as promptly as is consistent with obtaining the fair market value thereof (provided that the Liquidator in its discretion may distribute assets in kind in lieu of liquidating the assets of the Company), and the proceeds therefrom shall be applied and distributed in the following order:

         (a) First, to the payment and discharge of all of the Company's debts and liabilities to creditors other than the Members;

         (b) Second, to the payment and discharge of all of the Company's debts and liabilities to the Members; and

         (c) The balance, if any, to the Members in accordance with their positive Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods.

13.3     COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS

         In the event the Company is "liquidated" within the meaning of Regulations section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Members who have positive Capital Accounts in compliance with Regulations section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 13 may be:

         (a) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement; or

         (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

13.4     RIGHTS OF MEMBERS

         Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Company. No Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations, except as expressly provided in this Agreement.

13.5     DOCUMENTATION OF LIQUIDATION

         Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions shall be canceled and such other actions as may be necessary to terminate the Company shall be taken. The Liquidator shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Company.

13.6     REASONABLE TIME FOR WINDING-UP

         A reasonable time of no more than three (3) years shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

13.7     LIABILITY OF THE LIQUIDATOR

         The Liquidator shall be indemnified and held harmless by the Company from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of:

         (a) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement; or

         (b)      the willful misconduct or gross negligence of the Liquidator.

13.8     WAIVER OF PARTITION

         Each Member hereby waives any right to partition of the Company property.

                                   ARTICLE 14

                        AMENDMENT OF OPERATING AGREEMENT

14.1     AMENDMENTS

         (a) Amendments to this Agreement may be proposed by a Majority of the Members or the Managers. Except as provided in Sections 14.1(b) and (c), a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the Managers and a Majority of the Members.

         (b) Notwithstanding anything to the contrary contained in Section 14.1(a) hereof, this Agreement shall not be amended without the prior written consent of each Member adversely affected if such amendment would (i) modify the limited liability of a Member, (ii) increase the amount of the Capital Contributions required from such Member or (iii) adversely affect the timing, amount or level of priority of distributions to be received by such Member.

                                   ARTICLE 15

                               GENERAL PROVISIONS

15.1     POWER OF ATTORNEY

     (a) Each of the Members hereby irrevocably constitutes and appoints the Managers, with full power of substitution, to be his, her or its true and lawful attorney-in-fact, in his, her or its name, place and stead to make, execute, certify, acknowledge, deliver, file and record the following documents relating to the Company and such Member's Company Interests therein (i) any certificate or other instruments, or amendments or modifications thereof, which may be required to be filed by the Company under applicable law, (ii) any documents, certificates or other instruments, including any and all modifications and amendments to this Agreement and the Certificate which may be required or deemed desirable by the Managers (1) to effectuate the provisions of any part of this Agreement, (2) to effectuate any amendment of this Agreement made in accordance with the terms hereof (including without limitation amendments to reflect the admission, substitution, termination or withdrawal of Members made in accordance with the provisions of this Agreement), (3) to effectuate any sale or other disposition which is in the form of a sale and conveyance of the Company Interests pursuant to the terms of this Agreement, and (4) by way of extension and not in limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Company; and (iii) all documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Company; provided that the power of attorney granted herein shall be fully subject to all the terms and conditions of this Agreement.

         (b) Each of the Members hereby acknowledges that the power of attorney granted herein (i) is coupled with an interest, (ii) shall be irrevocable, and
(iii) shall survive the incompetence or adjudication of insanity of any such Member who is an individual.

15.2     ADDRESSES AND NOTICE

         All notices, requests, demands and other communications hereunder to a Member shall be in writing and shall be deemed to have been duly given if delivered by hand or if sent by certified mail, return receipt requested, properly addressed and postage prepaid, or transmitted by commercial overnight courier to the Member at the address set forth in Exhibit A or at such other address as the Member shall notify the Managers in writing. Such communications shall be deemed sufficiently given, served, sent or received for all purposes at such time as delivered to the addressee (with the return receipt or delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

15.3     TITLES AND CAPTIONS

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, (i) references to "Articles" and "Sections" are to Articles and Sections of this Agreement, and (ii) references to "Exhibits" are to the Exhibits attached to this Agreement. Each Exhibit attached hereto and referred to herein is hereby incorporated by reference.

15.4     PRONOUNS AND PLURALS

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Any references in this Agreement to "including" shall be deemed to mean "including without limitation."

15.5     FURTHER ACTION

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

15.6     BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.7     CREDITORS

         None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

15.8     WAIVER

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

15.9     NO AGENCY

         Nothing contained herein shall be construed to constitute any Member the agent of another Member, except as specifically provided herein, or in any manner to limit the Members in the carrying on of their own respective businesses or activities.

15.10    ENTIRE UNDERSTANDING

         This Agreement constitutes the entire agreement and understanding among the Members and supersedes any prior understanding and/or written or oral agreements among them respecting the subject matter herein.

15.11    COUNTERPARTS

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

15.12    APPLICABLE LAW

         This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

15.13    INVALIDITY OF PROVISIONS

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respects, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

15.14    SECURITIES LAW REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         (a) Each Member represents and warrants to the Company and the other Members as follows:

                  (i) Such Member has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the investment involved in the purchase of a Company Interest in the Company and he, she or it has so evaluated this purchase.

                  (ii) Such Member is aware that this investment is speculative and represents a substantial risk of loss.

                  (iii) Such Member is able to bear the economic risk of this investment.

                  (iv) In connection with the purchase of his, her or its Company Interests, such Member has been fully informed as to the circumstances under which he, she or it is required to take and hold the Company Interests pursuant to the requirements of the Securities Act and applicable state securities laws.

                  (v) Such Member understands that the Company Interests are not registered under the Securities Act or any state securities laws and may not be transferred, assigned or otherwise disposed of unless his, her or its partnership interest is so registered or unless an exemption from registration is available.

         (b)      Each Member agrees as follows:

                  (i) The Company is not under any obligation to register any Company Interest under the Securities Act or any state securities laws.

                  (ii) The Company will not be required to supply any Member or other Person with any information necessary to enable any Member to make a sale of its partnership interest under Rule 144 under the Securities Act or any corresponding rule under any state securities law.

         (c) Each Member shall indemnify and hold harmless the Company and the other Members from and against any and all loss, damage, liability, cost or expense, including costs of defense and attorneys' fees, arising or resulting from or attributable to any breach of such Member's representations, warranties or agreements set forth in this Section 15.14.

     15.15 CO-INVESTMENT.

         In the event that the Company or eLoyalty Corporation identifies a company or other entity as an investment opportunity, and the Company or eLoyalty Corporation has an initial contact with such company or entity prior to any contact between such company or entity and any of the other Members, then the rights of the Members to invest in such company or entity shall be subject to the following restrictions (which shall also apply to all subsequent rounds of financing for such company or entity): (a) the proposed co-investment shall have been first offered to the Company and the Company shall have (as determined by the Investment Committee) either declined all or part of such prospective co-investment, and (b) any available balance of the proposed co-investment shall be made available to all of the Members (in accordance with their relative holdings of Company Interests) on the same terms and conditions as have been made available to the Company. Any disputes regarding matters related to this Section 15.15 shall be resolved by the Investment Committee.

     15.16 FREEDOM TO PURSUE OPPORTUNITIES, ETC.

         In anticipation that the Company and the Members (or one or more affiliates, associated investment funds or portfolio companies of any of the Members) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the difficulties which may confront any Member who desires and endeavors fully to satisfy such Member's duties in determining the full scope of such duties in any particular situation, the provisions of this 15.16 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Members. Except as any of the Members may otherwise agree in writing after the date hereof:

         (a) Each Member shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, (i) engage in the same or similar business activities or lines of business as the Company, including those competing with the Company, and (ii) conduct business (directly or through its affiliates) with any portfolio company of the Company;

         (b) No Member shall be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of any such activities of or the participation of such Member or its affiliates therein; and

         (c) In the event that a Member acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and such Member, its affiliates or any other person, such Member shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of the fact that such Member directly or indirectly pursues or acquires such opportunity for itself or its affiliates, directs such opportunity to another person, or does not present such opportunity to the Company.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              ELOYALTY EMPLOYEE INVESTORS, L.L.C.



                              By:_____________________________________
                              Name:___________________________________
                              Title:____________________________________


                              BROOKSIDE CAPITAL PARTNERS FUND LP


                              By:_____________________________________
                              Name:___________________________________
                              Title:____________________________________


                              SUTTER HILL VENTURES L.P.


                              By:_____________________________________
                              Name:___________________________________
                              Title:____________________________________


                              TCV IV, L.P. & TCV STRATEGIC PARTNERS IV, L.P.

                              By: Technology Crossover Management IV, LLC,
                              as General Partner

                              By:_____________________________________
                              Name: Carla Newell
                              Title:  Attorney-in-Fact

                                    EXHIBIT A

              MEMBERS, CAPITAL CONTRIBUTIONS AND COMPANY INTERESTS


   NAME AND ADDRESS OF        INITIAL CAPITAL    TOTAL COMMITTED    COMPANY
        MEMBER                 CONTRIBUTION           CAPITAL       INTERESTS

Brookside Capital Partners          $0             $ 5,100,000         17%
Fund LP

eLoyalty Employee                   $0             $14,700,000         49%
Investors, L.L.C

Sutter Hill Ventures L.P.           $0             $ 5,100,000         17%

TCV IV, L.P. & TCV                  $0             $ 5,100,000         17%
Strategic Partners, L.P.